Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-140818) of Pharmaxis Ltd. of our report dated November 21, 2007 relating to the financial statements and financial statement schedule included in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Sydney Australia
November 21, 2007